UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   October 21, 1997


                             CCB Financial Corporation
        (Exact name of registrant as specified in its charter)



       North Carolina            0-12358               56-1347849
       (State or other      (Commission File         (IRS Employer
        jurisdiction of          Number)           Identification No.)
        incorporation)




      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
               (Address of principal executive offices)



    Registrant's telephone number, including area code  (919) 683-7777



                                     N/A
         (Former name or former address, if changed since last report)

Item 5.   Other Events.

      On  October  21, 1997, the Board of Directors  of  the
Registrant  adopted  a  severance  plan  (the  "Plan")   for
employees that would be implemented in the event of a change
in  control.   The  Plan was adopted in recognition  of  the
consolidations being experienced in the banking industry which might generate uncertainties about a potential future merger in which the Registrant might not be the surviving
entity.   Such  uncertainties might prevent  the  Registrant
from  attracting  and  retaining qualified  personnel.   The
Board believes that the adoption of a severance compensation plan of this kind will assure fair treatment of all employees and reduce the distractions and other adverse effects on employees' performance which are inherent in a change in control. Severance payments would be based on employee classification and years of service. Management of the Registrant estimates that if the severance provision of the Plan were effected under the most severe scenario, an in-market merger, severance payments would total approximately $.70 per share after-tax.


Item 7.             Financial Statements and Exhibits.


     (c) Exhibits

     Exhibit 99.1   CCB Financial Corporation Plan for Severance
                    Compensation After A Change in Control

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION


Date:  November 20, 1997      By: /s/   ROBERT L. SAVAGE, JR.
                                   Robert L. Savage, Jr.
                                   Senior Vice President and
                                   Chief Financial Officer